HALLIBURTON COMPANY

                               SENIOR EXECUTIVES'

                           DEFERRED COMPENSATION PLAN

                             AS AMENDED AND RESTATED

                            EFFECTIVE JANUARY 1, 1999

                                TABLE OF CONTENTS


ARTICLE I:     PURPOSE OF THE PLAN                                        I-1

ARTICLE II:    DEFINITIONS                                               II-1

ARTICLE III:   ADMINISTRATION OF THE PLAN                               III-1

ARTICLE IV:    ALLOCATIONS UNDER THE PLAN,
               PARTICIPATION IN THE PLAN AND
               SELECTION FOR AWARDS                                      IV-1

ARTICLE V:     NON-ASSIGNABILITY OF AWARDS                                V-1

ARTICLE VI:    VESTING                                                   VI-1

ARTICLE VII:   DISTRIBUTION OF AWARDS                                   VII-1

ARTICLE VIII:  NATURE OF PLAN                                          VIII-1

ARTICLE IX:    FUNDING OF OBLIGATION                                     IX-1

ARTICLE X:     AMENDMENT OR TERMINATION OF PLAN                           X-1

ARTICLE XI:    GENERAL PROVISIONS                                        XI-1

ARTICLE XII:   EFFECTIVE DATE                                           XII-1

                               HALLIBURTON COMPANY

                               SENIOR EXECUTIVES'

                           DEFERRED COMPENSATION PLAN



Halliburton Company, having heretofore established the Halliburton Company Senior Executives' Deferred Compensation Plan, pursuant to the provisions of
Article X of said Plan, hereby amends and restates said Plan to be effective in accordance with the provisions of Article XII hereof.

                                    ARTICLE I
                              Purpose of the Plan



         The purpose of the Halliburton Company Senior Executives' Deferred Compensation Plan is to promote growth of the Company, provide an additional means of attracting and holding qualified, competent executives and provide supplemental retirement benefits for the Participants.

                                   ARTICLE II
                                  Definitions



         Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(A)  Account(s):  A   Participant's   Deferred   Compensation   Account,   ERISA
     Restoration Account, and/or Excess Remuneration Account, including amounts credited thereto.

(B) Administrative Committee: The administrative committee appointed by the Compensation Committee to administer the Plan.

(C) Allocation Year: The calendar year for which an allocation is made to a Participant's Account pursuant to Article IV.

(D)  Board:  The Board of Directors of the Company.

(E)  Code:  The Internal Revenue Code of 1986, as amended.

(F)  Compensation Committee:  The Compensation Committee of the Board.

(G)  Company:  Halliburton Company.

(H) Deferred Compensation Account: An individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraph (D).

(I)  Employee:  Any  employee  of  an  Employer.  The  term   does  not  include
     independent contractors or persons who are retained by an Employer as consultants only.

(J) Employer: The Company and any Subsidiary designated as an Employer in accordance with the provisions of Article III of the Plan.

(K)  ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

(L) ERISA Restoration Account: An individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraph (F). Such Account shall include amounts allocated to a Participant's "Excess Benefit Account" prior to January 1, 1995 and amounts transferred from the ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. and the Deferred Compensation Plan for Baroid Corporation, effective December 31, 1998.

(M) ERISA Restoration Participant: An Employee whose compensation from the Employers for an Allocation Year is in excess of the limit set forth in
     Section 401(a)(17) of the Code for such Allocation Year or who has made elective deferrals for such Allocation Year under the Halliburton Elective Deferral Plan.

(N) Excess Remuneration Account: An individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraph (G).

(O) Participant: An ERISA Restoration Participant or a Senior Executive Participant.

(P) Pension Equalizer Contribution: Pension Equalizer Contribution as defined in the Halliburton Retirement and Savings Plan.

(Q)  Plan:  The  Halliburton  Company  Senior Executives' Deferred  Compensation
     Plan, as amended and restated January 1, 1999, and as the same may thereafter be amended from time to time.

(R) Senior Executive: An Employee who is a senior executive, including an officer, of an Employer (whether or not he is also a director thereof), who is employed by an Employer on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Compensation Committee, is one of the key personnel of an Employer in a position to contribute materially to its continued growth and development and to its future financial success.

(S) Senior Executive Participant: A Senior Executive who is selected as a Senior Executive Participant for an Allocation Year. The Compensation Committee shall be the sole judge of who shall be eligible to be a Senior Executive Participant for any Allocation Year. The selection of a Senior Executive to be a Senior Executive Participant for a particular Allocation Year shall not constitute him a Senior Executive Participant for another Allocation Year unless he is selected to be a Senior Executive Participant for such other Allocation Year by the Compensation Committee. An Employee may be both a Senior Executive Participant and an ERISA Restoration Participant for the same Allocation Year.

(T)  Subsidiary:  At  any  given  time,  any   other  corporation  of  which  an
     aggregate of 80% or more of the outstanding voting stock is owned of record or beneficially, directly or indirectly, by the Company or any other of its Subsidiaries or both.

(U) Termination of Service: Severance from employment with an Employer for any reason other than a transfer between Employers.

(V)  Trust: Any trust created pursuant to the provisions of Article IX.

(W)  Trust Agreement:  The agreement establishing the Trust.

(X)  Trustee: The trustee of the Trust.

(Y)  Trust Fund: Assets under the Trust as may exist from time to time.

                                   ARTICLE III
                           Administration of the Plan

         (A) The Compensation Committee shall appoint an Administrative Committee to administer, construe and interpret the Plan. Such Administrative Committee, or such successor Administrative Committee as may be duly appointed by the Compensation Committee, shall serve at the pleasure of the Compensation Committee. Decisions of the Administrative Committee, with respect to any matter involving the Plan, shall be final and binding on the Company, its shareholders, each Employer and all officers and other executives of the Employers. For purposes of the Employee Retirement Income Security Act of 1974, the Administrative Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan.

         (B) The Administrative Committee shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' Accounts, amounts transferred to the Trust, reports from the Trustee and all other records which shall be necessary or desirable in the proper administration of the Plan. The Administrative Committee shall furnish the Trustee such information as is required to be furnished by the Administrative Committee or the Company pursuant to the Trust Agreement.

         (C) The Company (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the members of the Administrative Committee (the "Indemnified Parties") against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (including any act or omission of such Indemnified Party constituting negligence, but excluding any act or omission of such Indemnified Party constituting gross negligence or wilful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (D) Promptly after receipt by the Indemnified Party under the preceding paragraph of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified under the preceding paragraph, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party under such paragraph, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such


                                     III-1

Indemnified Party under the preceding paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

         (E) The Administrative Committee may designate any Subsidiary as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Administrative Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Administrative Committee required by the terms of or with respect to the Plan. Except as modified by the Administrative Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Participant, if not paid from the Trust Fund.

         (F) No member of the Administrative Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an Administrative Committee member is so disqualified to act and the remaining members cannot agree, the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.


                                     III-2

                                   ARTICLE IV
                          Allocations Under the Plan,
               Participation in the Plan and Selection for Awards

         (A) Each Allocation Year the Compensation Committee shall, in its sole discretion, determine what amounts shall be available for allocation to the Accounts of the Senior Executive Participants pursuant to Paragraph (D) below.

         (B) No award shall be made to any person while he is a voting member of the Compensation Committee.

         (C) The Compensation Committee from time to time may adopt, amend or revoke such regulations and rules as it may deem advisable for its own purposes to guide in determining which of the Senior Executives it shall deem to be Senior Executive Participants for a particular Allocation Year and the method and manner of payment thereof to the Senior Executive Participants.

         (D) The Compensation Committee, during the Allocation Year involved or during the next succeeding Allocation Year, shall determine which Senior Executives it shall designate as Participants for such Allocation Year and the amounts allocated to each Senior Executive Participant for such Allocation Year. In making its determination, the Compensation Committee shall consider such factors as the Compensation Committee may in its sole discretion deem material. The Compensation Committee, in its sole discretion, may notify a Senior Executive at any time during a particular Allocation Year or in the Allocation Year following the Allocation Year for which the award is made that he has been selected as a Senior Executive Participant for all or part of such Allocation Year, and may determine and notify him of the amount which shall be allocated to him for such Allocation Year. The decision of the Compensation Committee in selecting a Senior Executive to be a Senior Executive Participant or in making any allocation to him shall be final and conclusive, and nothing herein shall be deemed to give any Senior Executive or his legal representatives or assigns any right to be a Senior Executive Participant for such Allocation Year or to be allocated any amount except to the extent of the amount, if any, allocated to a Senior Executive Participant for a particular Allocation Year, but at all times subject to the provisions of the Plan.

         (E) A Senior Executive whose Service is Terminated during the Allocation Year may be selected as a Senior Executive Participant for such part of the Allocation Year prior to his Termination and be granted such award with respect to his services during such part of the Allocation Year as the Compensation Committee, in its sole discretion and under any rules it may promulgate, may determine.

         (F) The Administrative Committee shall determine for each Allocation Year which ERISA Restoration Participants' allocations of Employer contributions (other than matching contributions) and forfeitures under qualified defined contribution plans sponsored by the Employers have been reduced for such Allocation Year by reason of the application of Section 401(a)(17) or Section 415 of the Code, or any combination of such Sections (except that reductions of a Participant's Pension Equalizer Contribution by reason of the application of
Section 415 of the Code shall not be taken into account), or by reason of elective deferrals under the Halliburton Elective Deferral Plan, and shall allocate to the credit of each such ERISA Restoration Participant under the Plan an amount equal to the amount of such reductions applicable to such ERISA Restoration Participant. In addition, the Administrative Committee shall allocate to the credit of each ERISA Restoration Participant under the Plan an amount equal to 4% of the sum of (i) the amount of such ERISA Restoration Participant's compensation (as such term is defined in the applicable qualified defined contribution plan) deferred under the Halliburton Elective Deferral Plan for such Allocation Year and (ii) the amount of such compensation not so deferred that is in excess of the compensation limit under Section 401(a)(17) of the Code for such Allocation Year.

         (G) The Compensation Committee may, in its discretion, allocate to the credit of a Participant under the Plan all or any part of any remuneration payable by the Employer to such Participant which would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Code for any Allocation Year, rather than paying such excessive remuneration to such Participant.

         (H) Allocations to Participants under the Plan shall be made by crediting their respective Accounts on the books of their Employers as of the last day of the Allocation Year, except that an allocation under Paragraph (G) shall be credited to a Participant on the date the amount would have been paid to the Participant had it not been deferred pursuant to the provisions of Paragraph (G). Allocations under Paragraph (D) above shall be credited to the Participants' Deferred Compensation Accounts, allocations under Paragraph (F) above shall be credited to the Participants' ERISA Restoration Accounts and allocations under Paragraph (G) above shall be credited to the Participants' Excess Remuneration Account. Accounts of Participants shall also be credited with interest as of the last day of each Allocation Year, at the rate set forth in Paragraph (I) below, on the average monthly credit balance of the Account being calculated by using the balance of each Account on the first day of each month. Prior to Termination of Service, the annual interest shall accumulate as a part of the Account balance. After Termination of Service, the annual interest for such Allocation Year may be paid as more particularly set forth hereinafter.

         (I) Interest shall be credited on amounts allocated to Participants' Deferred Compensation Accounts at the rate of 5 % per annum for periods prior to Termination of Service. Interest shall be credited on amounts allocated to Participants' ERISA Restoration Accounts and Excess Remuneration Accounts, and on amounts allocated to Participants' Deferred Compensation Accounts for periods subsequent to Termination of Service, at the rate of 10% per annum.

                                    ARTICLE V
                          Non-Assignability of Awards

         No Participant shall have any right to commute, encumber, pledge, transfer or otherwise dispose of or alienate any present or future right or expectancy which he or she may have at any time to receive payments of any allocations made to such Participant, all such allocations being expressly hereby made non_assignable and non_transferable; provided, however, that nothing in this Article shall prevent transfer (A) by will, (B) by the applicable laws of descent and distribution or (C) pursuant to an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of the ERISA and section 414(p)(1)(A) of the Code, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the ERISA and section 414(p)(4)(B) of the Code. Attempts to transfer or assign by a Participant (other than in accordance with the preceding sentence) shall, in the sole discretion of the Compensation Committee after consideration of such facts as it deems pertinent, be grounds for terminating any rights of such Participant to any awards allocated to but not previously paid over to such Participant.

                                   ARTICLE VI
                                    Vesting

         All amounts credited to a Participant's Accounts shall be fully vested and not subject to forfeiture for any reason except as provided in Article V.

                                   ARTICLE VII
                             Distribution of Awards

         (A) Upon Termination of Service of a Participant, the Administrative Committee (i) shall certify to the Trustee or the treasurer of the Employer, as applicable, the amount credited to each of the Participant's Accounts on the books of each Employer for which the Participant was employed at a time when he earned an award hereunder, (ii) shall determine whether the payment of the amount credited to each of the Participant's Accounts under the Plan is to be paid directly by the applicable Employer, from the Trust Fund, if any, or by a combination of such sources (except to the extent the provisions of the Trust Agreement, if any, specify payment from the Trust Fund) and (iii) shall determine and certify to the Trustee or the treasurer of the Employer, as applicable, the method of payment of the amount credited to each of a Participant's Accounts, selected by the Administrative Committee from among the following alternatives:

             (1)  A single lump sum payment upon Termination of Service;

             (2) A payment of one-half of the Participant's balance upon Termination of Service, with payment of the additional one_half to be made on or before the last day of a period of one year following Termination; or

             (3) Payment in monthly installments over a period not to exceed ten years with such payments to commence upon Termination of Service.

The above notwithstanding, if the total amount credited to the Participant's Accounts upon Termination of Service is less than $50,000, such amount shall always be paid in a single lump sum payment upon Termination of Service.

         (B) The Trustee or the treasurer of the Employer, as applicable, shall thereafter make payments of awards in the manner and at the times so designated, subject, however, to all of the other terms and conditions of this Plan and the Trust Agreement, if any. This Plan shall be deemed to authorize the payment of all or any portion of a Participant's award from the Trust Fund to the extent such payment is required by the provisions of the Trust Agreement, if any.

         (C) Interest on the second half of a payment under Paragraph (A)(2) above shall be paid with the final payment, while interest on payments under Paragraph (A)(3) above may be paid at each year end or may be paid as a part of a level monthly payment computed by the Administrative Committee through the use of such tables as the Administrative Committee shall select from time to time for such purpose.

         (D) If a Participant shall die while in the service of an Employer, or after Termination of Service and prior to the time when all amounts payable to him under the Plan have been paid to him, any remaining amounts payable to the Participant hereunder shall be payable to the estate of the Participant. The Administrative Committee shall cause the Trustee or the treasurer of the Employer, as applicable, to pay to the estate of the Participant all of the awards then standing to his credit in a lump sum or in such other form of


                                     VII-1
payment consistent with the alternative methods of payment set forth above as the Administrative Committee shall determine after considering such facts and circumstances relating to the Participant and his estate as it deems pertinent.

         (E) If the Plan is terminated pursuant to the provisions of Article X, the Compensation Committee may, at its election and in its sole discretion, cause the Trustee or the treasurer of the Employer, as applicable, to pay to all Participants all of the awards then standing to their credit in the form of lump sum payments.


                                     VII-2

                                  ARTICLE VIII
                                 Nature of Plan

         This Plan constitutes a mere promise by the Employers to make benefit payments in the future and Participants have the status of general unsecured creditors of the Employers. Further, the adoption of this Plan and any setting aside of amounts by the Employers with which to discharge their obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employers, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employers, present and future. This provision shall not require the Employers to set aside any funds, but the Employers may set aside such funds if they choose to do so.


                                     VIII-1

                                   ARTICLE IX
                             Funding of Obligation

         Article VIII above to the contrary notwithstanding, the Employers may fund all or part of their obligations hereunder by transferring assets to a trust if the provisions of the trust agreement creating the Trust require the use of the Trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and provide that no Participant shall at any time have a prior claim to such assets. Any transfers of assets to a trust may be made by each Employer individually or by the Company on behalf of all Employers. The assets of the Trust shall not be deemed to be assets of this Plan.

                                    ARTICLE X
                        Amendment or Termination of Plan

         The Compensation Committee shall have the power and right from time to time to modify, amend, supplement, suspend or terminate the Plan as it applies to each Employer, provided that no such change in the Plan may deprive a Participant of the amounts allocated to his or her Accounts or be retroactive in effect to the prejudice of any Participant and the interest rate applicable to amounts credited to Participants' Accounts for periods subsequent to Termination of Service shall not be reduced below 6% per annum. Any such modification, amendment, supplement, suspension or termination shall be in writing and signed by a member of the Compensation Committee.

                                   ARTICLE XI
                               General Provisions

         (A) No Participant shall have any preference over the general creditors of an Employer in the event of such Employer's insolvency.

         (B) Nothing contained herein shall be construed to give any person the right to be retained in the employ of an Employer or to interfere with the right of an Employer to terminate the employment of any person at any time.

         (C) If the Administrative Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Administrative Committee may direct that such payment thereof be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

         (D) Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his hands.

         (E) Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         (F) THIS PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                   ARTICLE XII
                                 Effective Date

         This amendment and restatement of the Plan shall be effective from and after January 1, 1999 and shall continue in force during subsequent years unless amended or revoked by action of the Compensation Committee.

                                            HALLIBURTON COMPANY


                                            By  /s/ Ray L. Hunt
                                              --------------------------------
                                                    Ray L. Hunt